EXHIBIT 99.2

ALTERA CORPORATION

CERTIFICATION

          In connection with the periodic report of Altera Corporation (the “Company”) on Form 10-Q for the period ended March 31, 2003, as filed with the Securities and Exchange Commission (the “Report”), I, Nathan Sarkisian, Chief Financial Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:

               (1) the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934,
               and

               (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: May 15, 2003	/s/ Nathan Sarkisian

Nathan Sarkisian
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to
Altera Corporation and will be retained by Altera Corporation and furnished to the
Securities and Exchange Commission or its staff upon request